Exhibit n.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 26, 2005, in the Registration Statement (Form N-2 No. 333-00000) and related Prospectus of Hercules Technology Growth Capital, Inc.

/s/    Ernst & Young LLP

February 17, 2005